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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 33-60576, 33-89134, 333-91437, 333-39429, 333-04496, and 333-69304) on
Form S-8 and in the registration statements (Nos. 333-106048, 333-48964, 333-44453, and 333-56512) on Form S-3 of our report dated April 22, 2005, with respect to Alteon Inc.'s internal control over financial reporting and management's assessment of Alteon Inc.'s internal control over financial reporting included in this Annual Report on Form 10-K/A.

/s/ J.H. Cohn LLP

Roseland, New Jersey
April 22, 2005